Exhibit 99.1
420 Lexington Avenue : New York, NY 10170 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP COMPLETES 2015 AUDIT AND FILES FORM 10-K
•Extensive Review Determined No Restatement Required
•Reports Fourth Quarter And Full Year 2015 Results
•Increases Small Shop Occupancy by 170 Basis Points
•Increases NAREIT FFO per Share by 9% in 2015
•Provides 2016 Guidance
NEW YORK, February 29, 2016 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the fourth quarter and year ended December 31, 2015 and, timely filed with the SEC its Form 10-K, including its audited 2015 financial statements.

Fourth Quarter 2015 Operating Results

	At and For Three Months Ended
	12/31/2015	12/31/2014	Change
Percent leased	92.6%	92.8%	(20) basis points
Percent leased: anchors (≥ 10K SF)	96.2%	97.1%	(90) basis points
Percent leased: small shop (< 10K SF)	84.3%	82.6%	+170 basis points
New lease annualized base rent (“ABR”) / SF	$15.87	$13.45	+18%
Total rent spread (cash)	14.8%	13.9%	+90 basis points
Portfolio ABR / SF	$12.76	$12.14	+5%

“I am very pleased to report significant progress on all fronts at Brixmor. Our 2015 audit and Form 10-K have been completed on time, without restatement, while our operating results and guidance continue to highlight the internal growth opportunities within our portfolio,” stated Daniel Hurwitz, Interim Chief Executive Officer and President.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.245 per common share (equivalent to $0.98 per annum) for the first quarter of 2016.

•	The dividend is payable on April 15, 2016 to stockholders of record on April 5, 2016, representing an ex-dividend date of April 1, 2016.

Update Regarding Audit Committee Review

•	Detailed information regarding the previously announced Audit Committee review can be found in the Company’s 2015 Form 10-K.

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420 Lexington Avenue : New York, NY 10170 : 800.468.7526

Financial Highlights
NAREIT FFO

•
For the three months ended December 31, 2015 and 2014, NAREIT FFO attributable to stockholders was $155.8 million, or $0.51 per diluted share and $131.5 million, or $0.43 per diluted share, respectively.

•
For the years ended December 31, 2015 and 2014 (on a pro forma basis), NAREIT FFO attributable to stockholders was $600.2 million, or $1.97 per diluted share and $549.2 million, or $1.80 per diluted share, respectively.

Items That Impact NAREIT FFO Comparability

•	For the three months ended December 31, 2014, results include approximately ($11.2) million, or ($0.04) per diluted share, of costs related to the prepayment of debt.

•
For the year ended December 31, 2015, results include the impact of approximately ($5.6) million, or ($0.02) per diluted share, comprised of a ($9.9) million non-cash, non-recurring charge related to pre-IPO compensation programs, ($2.1) million of property acquisition related expenses, a $4.7 million adjustment of pre-IPO tax reserves, and $1.7 million of gains related to the prepayment of debt.  For the year ended December 31, 2014 (on a pro forma basis), results include approximately ($13.8) million, or ($0.05) per diluted share, of costs related to the prepayment of debt.

Net Income

•
For the three months ended December 31, 2015 and 2014, net income attributable to common stockholders was $55.3 million, or $0.18 per diluted share and $22.9 million, or $0.08 per diluted share, respectively.

•
For the years ended December 31, 2015 and December 31, 2014 (on an actual and pro forma basis), net income attributable to common stockholders was $193.6 million, or $0.65 per diluted share and $88.9 million, or $0.36 per diluted share, respectively.

Same Property NOI

•
Same property NOI for the year ended December 31, 2015 increased 3.2% from the comparable 2014 period due to growth in rental income driven by strong leasing spreads as the Company continues to harvest the below-market leases inherent in its portfolio.

Portfolio and Investment Activity
Anchor Space Repositioning / Redevelopment / Outparcel Development

•
During the fourth quarter, the Company completed 19 anchor space repositioning projects and two outparcel development projects. The Company also added 13 anchor space repositioning projects and four outparcel development projects to its pipeline.

•	At December 31, 2015, the anchor space repositioning / outparcel development pipeline was comprised of 44 projects, the aggregate cost of which is expected to be approximately $105 million.

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

Acquisitions

•	During 2015, the Company acquired three assets for $59.2 million totaling approximately 383,000 square feet of GLA.

Dispositions

•	During the fourth quarter of 2015, the Company generated approximately $13.2 million of gross proceeds through property sales, including:

◦	Town Plaza, a 83,000 square foot property in Philadelphia, Pennsylvania; and

◦	20.5 acres of land in Omaha, Nebraska.

•	During 2015, the Company generated approximately $55.8 million of gross proceeds through asset sales.

Capital Structure

•
At December 31, 2015, the Company had increased its unencumbered asset pool to 63% of its properties from 40% at December 31, 2013, refinancing approximately $869 million of secured debt during the year, including $382 million of 2016 maturities.

Guidance
Estimated 2016 earnings and portfolio metrics are as follows:

	2015A	2016E
NAREIT FFO per common share - diluted	$1.97	$2.01 - $2.09
Same property NOI growth	3.2%	2.5 - 3.5%
Percent leased (at year-end)	92.6%	92.8 - 93.0%
New and renewal rent growth (cash)	14.9%	10 - 15%
Total leasing related capital expenditures	$168M	$155 - $175M
Anchor space repositioning and redevelopment related spending	$108M	$95 - $110M
General and administrative expenses (1)	$98M	$84 - $87M
Straight-line rent and above- and below-market rent amortization, net	$65M	$50 - $53M
Interest expense (2)	$258M	$230 - $239M
Debt premium and discount amortization	$18M	$12 - $14M
Dispositions	$56M	$75 - $175M
(1) Includes a non-cash, non-recurring charge related to pre-IPO compensation programs of $9.9 million and executive severance expenses of $1.4 million for the year ended December 31, 2015.
(2) Excludes capitalized interest, deferred financing cost amortization and debt premium and discount amortization, net.

•
NAREIT FFO attributable to stockholders per common share - diluted expectations for 2016 include the impact of ($0.06) - ($0.04) per diluted share of non-cash GAAP adjustments as compared with 2015 NAREIT FFO attributable to stockholders per common share. Excluding such non-cash GAAP adjustments, the expected increase in FFO per share is 5% to 8% over 2015.

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

•
The expected non-cash GAAP adjustments for 2016 includes $0.21 to $0.23 per diluted share related to lower straight-line rent and above- and below-market rent amortization and lower debt premium and discount amortization. In 2015, non-cash GAAP adjustments were $0.27 per diluted share.

•
2016 guidance for same property NOI includes approximately a 40 basis point negative impact related to proactive remerchandising activities including the recapture of five A&P leases, a KMart lease, two office supply leases, and some additional spaces.

•
The Company’s guidance does not include any expectations of one-time items, including, but not limited to, costs resulting from the Audit Committee review, encompassing but not limited to legal and consulting fees and potential litigation and investigative costs, as well as any costs related to the appointment of a permanent chief executive officer and a chief financial officer.

The following table provides a bridge from the Company’s 2015 NAREIT FFO attributable to stockholders per common share - diluted to the range of the Company’s 2016 estimated NAREIT FFO attributable to stockholders per common share - diluted.

	Low	High
2015 NAREIT FFO per common share - diluted	$1.97	$1.97
Property NOI growth	$0.06	$0.10
G&A expenses (1)	$0.04	$0.05
Interest expense (2)	$0.04	$0.06
Write-off of debt issuance costs	($0.01)	($0.01)
Income from properties sold in 2015	($0.01)	($0.01)
Other (3)	($0.02)	($0.03)
Non-cash GAAP adjustments
Straight-line rent and above- and below-market rent amortization, net	($0.04)	($0.02)
Debt premium and discount amortization	($0.02)	($0.02)
2016E NAREIT FFO per common share - diluted	$2.01	$2.09
(1) Includes a non-cash, non-recurring charge related to pre-IPO compensation programs of $9.9 million and executive severance expenses of $1.4 million for the year ended December 31, 2015.
(2) Includes capitalized interest and deferred financing cost amortization.
(3) Includes $4.7 million of net adjustments to pre-IPO tax reserves and receivables.

The following table provides a reconciliation of the range of 2016 estimated NAREIT FFO attributable to stockholders to net income attributable to common stockholders.

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

(Unaudited, dollars in millions, except per share amounts)
	2016E	2016E Per Common Share - Diluted
Net income attributable to common stockholders	$232 - $263	$0.76 - $0.86
Depreciation and amortization	($382 - $376)	($1.25 - $1.23)
NAREIT FFO attributable to stockholders	$614 - $639	$2.01 - $2.09

Connect With Brixmor

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

Pro Forma Results
Pro forma results reflect the distribution of 36 properties to certain investment funds affiliated with the Blackstone Group L.P. during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014 for the purpose of the unaudited pro forma consolidated statements of operations. A reconciliation of results of operations to actual results of operations is presented in the attached table.

Conference Call and Supplemental Information
The Company will host a teleconference on Tuesday, March 1, 2016 at 8:30 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 8010111).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on March 15, 2016 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10075996) or via the web through March 1, 2017 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

Non-GAAP Disclosures
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP financial measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis.

NAREIT FFO attributable to stockholders (which we define to include non-controlling interests convertible into common stock) is NAREIT FFO as further adjusted to exclude net income (loss) attributable to non-controlling interests not convertible into common stock. The Company believes NAREIT FFO attributable to stockholders is a

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420 Lexington Avenue : New York, NY 10170 : 800.468.7526

meaningful supplemental measure that is more reflective of the Company’s operating performance by excluding NAREIT FFO attributable to non-controlling interests not convertible into common stock.

The Company presents NAREIT FFO and NAREIT FFO attributable to stockholders as it considers them important supplemental measures of its operating performance and the Company believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.
NAREIT FFO and NAREIT FFO attributable to stockholders should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of financial performance and are not alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of liquidity.

Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of NAREIT FFO and NAREIT FFO attributable to stockholders may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO and NAREIT FFO attributable to stockholders are significant components in understanding and addressing financial performance. A reconciliation of NAREIT FFO and NAREIT FFO attributable to stockholders to Net income is presented in the above table.

Same Property NOI
Same property NOI is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above- and below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

such other REITs. See page 12 of the Company’s Supplemental Disclosure for a reconciliation of Same property NOI to Net income attributable to common stockholders.

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 518 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its ongoing “Raising the Bar” program which involves strategic leasing and anchor space repositioning / redevelopment initiatives. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	12/31/15	12/31/14
Assets
Real estate
Land	$2,011,947	$2,000,415
Buildings and improvements	8,920,903	8,801,834
	10,932,850	10,802,249
Accumulated depreciation and amortization	(1,880,685)	(1,549,234)
Real estate, net	9,052,165	9,253,015
Investments in and advances to unconsolidated joint ventures	5,019	5,072
Cash and cash equivalents	69,528	60,595
Restricted cash	41,462	53,164
Marketable securities	23,001	20,315
Receivables, net of allowance for doubtful accounts of $16,587 and $14,070	180,486	182,424
Deferred charges and prepaid expenses, net	109,149	94,269
Other assets	17,197	13,059
Total assets	$9,498,007	$9,681,913

Liabilities
Debt obligations, net	$5,974,266	$6,022,508
Accounts payable, accrued expenses and other liabilities	603,439	679,102
Total liabilities	6,577,705	6,701,610

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
299,138,450 and 296,552,142 shares outstanding	2,991	2,966
Additional paid in capital	3,270,246	3,223,941
Accumulated other comprehensive loss	(2,509)	(4,435)
Distributions in excess of net income	(400,945)	(318,762)
Total stockholders' equity	2,869,783	2,903,710
Non-controlling interests	50,519	76,593
Total equity	2,920,302	2,980,303
Total liabilities and equity	$9,498,007	$9,681,913

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Actual Results		Actual Results	Pro Forma	Actual Results
	Three Months Ended		Twelve Months Ended		Twelve Months
	12/31/15	12/31/14	12/31/15	12/31/14	Ended 12/31/14

Revenues
Rental income	$251,119	$242,740	$984,548	$960,715	$960,715
Expense reimbursements	75,462	70,306	276,032	268,035	268,035
Other revenues	(1,030)	1,559	5,400	7,849	7,849
Total revenues	325,551	314,605	1,265,980	1,236,599	1,236,599

Operating expenses
Operating costs	35,698	33,592	129,477	129,148	129,148
Real estate taxes	47,276	46,911	180,911	179,504	179,504
Depreciation and amortization	102,511	107,706	417,935	441,630	441,630
Provision for doubtful accounts	2,567	2,920	9,540	11,537	11,537
Impairment of real estate assets	198	—	1,005	—	—
General and administrative	25,424	20,954	98,454	80,175	80,175
Total operating expenses	213,674	212,083	837,322	841,994	841,994

Other income (expense)
Dividends and interest	74	166	315	602	602
Interest expense	(58,723)	(63,348)	(245,012)	(262,812)	(262,812)
Gain on sale of real estate assets	2,520	—	11,744	378	378
Gain (loss) on extinguishment of debt, net	798	(11,187)	1,720	(13,761)	(13,761)
Other	(233)	(3,098)	(348)	(8,431)	(8,431)
Total other expense	(55,564)	(77,467)	(231,581)	(284,024)	(284,024)

Income before equity in income of unconsolidated joint ventures	56,313	25,055	197,077	110,581	110,581
Equity in income of unconsolidated joint ventures	101	123	459	438	370
Gain on disposition of investments in unconsolidated joint ventures	—	—	—	—	1,820
Income from continuing operations	56,414	25,178	197,536	111,019	112,771

Discontinued operations
Income from discontinued operations	—	26	—	122	4,909
Gain on disposition of operating properties	—	745	—	745	15,171
Income from discontinued operations	—	771	—	867	20,080
Net income	56,414	25,949	197,536	111,886	132,851
Net income attributable to non-controlling interests	(1,002)	(2,851)	(3,816)	(22,832)	(43,849)
Net income attributable to Brixmor Property Group, Inc.	55,412	23,098	193,720	89,054	89,002
Preferred stock dividends	(150)	(150)	(150)	(150)	(150)
Net income attributable to common stockholders	$55,262	$22,948	$193,570	$88,904	$88,852

Per common share:
Income from continuing operations:
Basic	$0.18	$0.08	$0.65	$0.36	$0.36
Diluted	$0.18	$0.08	$0.65	$0.36	$0.36
Net income attributable to common stockholders:
Basic	$0.18	$0.08	$0.65	$0.36	$0.36
Diluted	$0.18	$0.08	$0.65	$0.36	$0.36
Weighted average shares:
Basic	298,868	271,904	298,004	243,390	243,390
Diluted	299,697	272,835	305,017	244,588	244,588

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RECONCILIATION OF NET INCOME TO FFO
Unaudited, dollars in thousands, except per share amounts

	Actual Results		Actual Results		Pro Forma	Actual Results
	Three Months Ended		Twelve Months Ended			Twelve Months
	12/31/15	12/31/14	12/31/15		12/31/14	Ended 12/31/14

Net income	$56,414	$25,949	$197,536		$111,886	$132,851
Gain on disposition of operating properties	(2,520)	(745)	(11,744)		(378)	(15,549)
Gain on disposition of unconsolidated joint ventures	—	—	—		—	(1,820)
Depreciation and amortization- real estate related- continuing operations	101,833	106,439	413,470		438,565	438,565
Depreciation and amortization- real estate related- discontinued operations	—	15	—	—	175	606
Depreciation and amortization- real estate related- unconsolidated joint ventures	26	22	85	—	86	168
Impairment of operating properties	—	—	807		—	—
NAREIT FFO	155,753	131,680	600,154		550,334	554,821
Adjustments attributable to non-controlling interests not convertible into common stock	—	(215)	—		(1,181)	(6,415)
NAREIT FFO attributable to stockholders and non-controlling interests convertible into common stock	$155,753	$131,465	$600,154		$549,153	$548,406

NAREIT FFO per share/OP Unit - diluted	$0.51	$0.43	$1.97		$1.80	$1.80
Weighted average shares/OP Units outstanding - basic and diluted (1)	305,105	304,447	305,023		304,359	304,359

Items that impact FFO comparability
Non-recurring charge related to pre-IPO compensation programs	$—	$—	$(9,875)		$—	$—
Adjustment of tax reserves for pre-IPO transactions	781	—	4,730		—	—
Property acquisition expenses	(652)	—	(2,139)		—	—
Gain (loss) on extinguishment of debt, net	798	(11,187)	1,720		(13,761)	(7,686)
Total items that impact FFO comparability	$927	$(11,187)	$(5,564)		$(13,761)	$(7,686)
Items that impact FFO comparability, net per share	$—	$(0.04)	$(0.02)		$(0.05)	$(0.03)

Dividends declared per share/OP Unit	$0.245	$0.225	$0.920		$0.825	$0.825
Shares/OP Unit dividends declared	$74,570	$68,456	$279,968		$250,994	$250,994
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	47.9%	52.1%	46.6%		45.7%	45.8%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of certain BPG Sub shares and OP Units to common stock of the Company and the vesting of certain restricted stock awards.

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RECONCILIATION OF GAAP STATEMENTS OF OPERATIONS TO PRO FORMA
STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Twelve Months Ended 12/31/14
	Actual Results	Adjustments (1)	Pro Forma
Revenues
Rental income	$960,715	$—	$960,715
Expense reimbursements	268,035	—	268,035
Other revenues	7,849	—	7,849
Total revenues	1,236,599	—	1,236,599

Operating expenses
Operating costs	129,148	—	129,148
Real estate taxes	179,504	—	179,504
Depreciation and amortization	441,630	—	441,630
Provision for doubtful accounts	11,537	—	11,537
General and administrative	80,175	—	80,175
Total operating expenses	841,994	—	841,994

Other income (expense)
Dividends and interest	602	—	602
Interest expense	(262,812)	—	(262,812)
Gain on sale of real estate assets	378	—	378
Loss on extinguishment of debt, net	(13,761)	—	(13,761)
Other	(8,431)	—	(8,431)
Total other expense	(284,024)	—	(284,024)

Income before equity in income of unconsolidated joint ventures	110,581	—	110,581
Equity in income of unconsolidated joint ventures	370	68	438
Gain on disposition of investments in unconsolidated joint ventures	1,820	(1,820)	—
Income from continuing operations	112,771	(1,752)	111,019

Discontinued operations
Income from discontinued operations	4,909	(4,787)	122
Gain on disposition of operating properties	15,171	(14,426)	745
Income from discontinued operations	20,080	(19,213)	867

Net income	132,851	(20,965)	111,886
Net income attributable to non-controlling interests	(43,849)	21,017	(22,832)
Net income attributable to Brixmor Property Group, Inc.	89,002	52	89,054
Preferred stock dividends	(150)	—	(150)
Net income attributable to common stockholders	$88,852	$52	$88,904

Per common share:
Income from continuing operations:
Basic	$0.36	$—	$0.36
Diluted	$0.36	$—	$0.36
Net income attributable to common stockholders:
Basic	$0.36	$—	$0.36
Diluted	$0.36	$—	$0.36
Weighted average number of vested common shares:
Basic	243,390	—	243,390
Diluted	244,588	—	244,588

(1) Reflects the impact associated with the distribution of 36 of the Excluded Properties during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014.

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